Exhibit 10.38
MCMORAN EXPLORATION CO.
 SUPPLEMENTAL EXECUTIVE CAPITAL ACCUMULATION PLAN
AMENDMENT ONE

WHEREAS, McMoRan Exploration Co. (“Company”) maintains a plan known as a McMoRan Exploration Co. Employee Capital Accumulation Program (“MMR-ECAP” or “Plan”) for the benefit of a select group of employees, which Plan was restated December 21, 2001; and

WHEREAS, Section 9.02 of the Plan provides that the Company reserves the right by written action of its Board of Directors, or individual(s) specifically designated by the Board to act on its behalf, to change or discontinue the Plan at any time and such authority was granted to C. Donald Whitmire, Jr. on March 16, 2001;

NOW, THEREFORE, the Plan is hereby amended to clarify the eligibility provisions for the Company Savings contributions, as follows:

I.

Paragraph (b), MMR-SECAP Company Savings Credit, Section 1.08, Contributions, is amended effective January 1, 2001 to delete the last sentence.

II.

Section 2.01, Conditions of Eligibility for Basic Credit and Company Savings Credit, is amended to add the following at the end:

Notwithstanding, effective January 1, 2001, if an Employee’s Basic Compensation exceeds the Code Section 401(a)(17) dollar limit for the applicable year, such Employee is automatically eligible for a Company Savings Credit, provided such Employee is making deferrals to the MMR-ECAP.

III.

The first paragraph of Section 4.00, MMR-SECAP Company Savings Credit, is amended and restated to read as follows:

Effective January 1, 2001, each eligible Employee who has Basic Compensation in excess of the Code Section 401(a)(17) dollar limit will receive a Company Savings Credit equal to 100% of the ECAP Basic Contributions percentage (as defined in the MMR-ECAP) as applied to (A) minus (B) [when (A) equals such individual’s Basic Compensation and (B) equals the Code Section 401(a)(17) dollar limit for the applicable year,] limited to 5% of (A) minus (B).

Executed at New Orleans, Louisiana this 28 day of October, 2002.

WITNESSES:

______________________________                                          /s/ C. Donald Whitmire, Jr.
     C. Donald Whitmire, Jr.
     Plan Administrator
______________________________